Exhibit (d)(i)(m)

Schedule A

to the Investment Advisory Agreement

between Direxion Shares ETF Trust and Rafferty Asset Management, LLC

Pursuant to section 1 of the Investment Advisory Agreement between Direxion Shares ETF Trust (the “Trust”) and Rafferty Asset Management, LLC (the “Rafferty”), the Trust hereby appoints Rafferty to manage the investment and reinvestment of the Funds of the Trust listed below. As compensation for such, the Trust shall pay to Rafferty pursuant to section 7 of the Investment Advisory Agreement a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund’s average daily net assets:

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares	0.30%
Direxion S&P 500® DRRC Index Volatility Response Shares	0.45%
Direxion All Cap Insider Sentiment Shares	0.45%
Direxion Zacks MLP High Income Shares	0.60%
Direxion Daily Financial Bull 1X Shares	0.45%
Direxion iBillionaire Index ETF	0.45%

ACTIVELY MANAGED FUNDS

Direxion BNP VIX Strategy Shares	0.40%
Direxion Dynamic Commodity Strategy Shares	0.60%
Direxion Gold Low Volatility Strategy Shares	0.75%

1X BEAR FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares	0.45%
Direxion Daily 20+ Year Treasury Bear 1X Shares	0.45%
Direxion Daily Corporate Bond Bear 1X Shares	0.45%
Direxion Daily Developed Markets Bear 1X Shares	0.45%
Direxion Daily Dow 30® Bear 1X Shares	0.45%
Direxion Daily Emerging Market Bear 1X Shares	0.45%
Direxion Daily Large Cap Bear 1X Shares	0.45%
Direxion Daily Municipal Bond Taxable Bear 1X Shares	0.45%
Direxion Daily Small Cap Bear 1X Shares	0.45%
Direxion Daily Total Market Bear 1X Shares	0.45%
Direxion Daily Total Bond Market Bear 1X Shares	0.45%
Direxion Daily Technology Bear 1X Shares	0.45%

LEVERAGED FUNDS

1.25X Funds

Direxion Daily China Energy Bull 1.25X Shares	0.75%	Direxion Daily China Materials Bull 1.25X Shares	0.75%
Direxion Daily China Industrials Bull 1.25X Shares	0.75%	Direxion Daily China Consumer Discretionary Bull 1.25X Shares	0.75%
Direxion Daily China Consumer Discretionary Bull 1.25X Shares	0.75%	Direxion Daily China Health Care Bull 1.25X Shares	0.75%
Direxion Daily China Financials Bull 1.25X Shares	0.75%	Direxion Daily China Information Technology Bull 1.25X Shares	0.75%
Direxion Daily China Telecommunication Services Bull 1.25X Shares	0.75%	Direxion Daily China Utilities Bull 1.25X Shares	0.75%
Direxion Daily China A Share Bull 1.25X Shares	0.75%
Direxion Daily NASDAQ-100® Bull 1.25X Shares	0.40%	Direxion Daily Russell 1000® Growth Index Bull 1.25X Shares	0.40%
Direxion Daily Russell 1000® Value Index Bull 1.25X Shares	0.40%	Direxion Daily S&P 500® Bull 1.25X Shares	0.40%
Direxion Daily Small Cap Bull 1.25X Shares	0.40%	Direxion Daily Total Stock Market Bull 1.25X Shares	0.40%
Direxion Daily FTSE Developed Markets Bull 1.25X Shares	0.40%	Direxion Daily FTSE Emerging Markets Bull 1.25X Shares	0.40%
Direxion Daily 7-10 Year Treasury Bull 1.25X Shares	0.40%	Direxion Daily 20+ Year Treasury Bull 1.25X Shares	0.40%
Direxion Daily Total Bond Market Bull 1.25X Shares	0.40%	Direxion Daily Corporate Bond Bull 1.25X Shares	0.40%
Direxion Daily Mid Cap Bull 1.25X Shares	0.40%

2X Funds

Direxion Daily S&P 500® Bull 2X Shares	0.50%	Direxion Daily S&P 500® Bear 2X Shares	0.50%
Direxion Daily Energy Bull 2X Shares	0.75%	Direxion Daily Energy Bear 2X Shares	0.75%
Direxion Daily Gold Miners Bull 2X Shares	0.75%	Direxion Daily Gold Miners Bear 2X Shares	0.75%
Direxion Daily CSI 300 China A Share Bull 2X Shares	0.75%		0.75%
Direxion Daily Homebuilders Bull 2X Shares	0.75%	Direxion Daily Homebuilders Bear 2X Shares	0.75%
Direxion Daily MSCI Frontier Markets 100 Bull 2X Shares	0.75%	Direxion Daily MSCI Frontier Markets 100 Bear 2X Shares	0.75%
Direxion Daily Mid Cap Bull 2X Shares	0.50%	Direxion Daily Mid Cap Bear 2X Shares	0.50%
Direxion Daily Small Cap Bull 2X Shares	0.50%	Direxion Daily Small Cap Bear 2X Shares	0.50%
Direxion Daily 7-10 Year Treasury Bull 2X Shares	0.50%	Direxion Daily 7-10 Year Treasury Bear 2X Shares	0.50%
Direxion Daily 20+ Year Treasury Bull 2X Shares	0.50%	Direxion Daily 20+ Year Treasury Bear 2X Shares	0.50%

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares	0.75%	Direxion Daily 7-10 Year Treasury Bear 3X Shares	0.75%
Direxion Daily 20+ Year Treasury Bull 3X Shares	0.75%	Direxion Daily 20+ Year Treasury Bear 3X Shares	0.75%
Direxion Daily Basic Materials Bull 3X Shares	0.75%
Direxion Daily Brazil Bull 3X Shares	0.75%	Direxion Daily Brazil Bear 3X Shares	0.75%
Direxion Daily Canada Bull 3X Shares	0.75%	Direxion Daily Canada Bear 3X Shares	0.75%
Direxion Daily FTSE China Bull 3X Shares	0.75%	Direxion Daily FTSE China Bear 3X Shares	0.75%
Direxion Daily Clean Energy Bull 3X Shares	0.75%	Direxion Daily Clean Energy Bear 3X Shares	0.75%
Direxion Daily Corporate Bond Bull 3X Shares	0.75%	Direxion Daily Corporate Bond Bear 3X Shares	0.75%
Direxion Daily Developed Markets Bull 3X Shares	0.75%	Direxion Daily Developed Markets Bear 3X Shares	0.75%
Direxion Daily Emerging Markets Bull 3X Shares	0.75%	Direxion Daily Emerging Markets Bear 3X Shares	0.75%
Direxion Daily Energy Bull 3X Shares	0.75%	Direxion Daily Energy Bear 3X Shares	0.75%
Direxion Daily Financial Bull 3X Shares	0.75%	Direxion Daily Financial Bear 3X Shares	0.75%
Direxion Daily Gold Miners Bull 3X Shares	0.75%	Direxion Daily Gold Miners Bear 3X Shares	0.75%
Direxion Daily Healthcare Bull 3X Shares	0.75%
Direxion Daily High Yield Bull 3X Shares	0.75%	Direxion Daily High Yield Bear 3X Shares	0.75%
Direxion Daily India Bull 3X Shares	0.75%
Direxion Daily Indonesia Bull 3X Shares	0.75%	Direxion Daily Indonesia Bear 3X Shares	0.75%
Direxion Daily Latin America Bull 3X Shares	0.75%
Direxion Daily Malaysia Bull 3X Shares	0.75%	Direxion Daily Malaysia Bear 3X Shares	0.75%
Direxion Daily Mid Cap Bull 3X Shares	0.75%	Direxion Daily Mid Cap Bear 3X Shares	0.75%
Direxion Daily Municipal Bond Taxable Bull 3X Shares	0.75%

Direxion Daily Natural Gas Related Bull 3X Shares	0.75%	Direxion Daily Natural Gas Related Bear 3X Shares	0.75%
Direxion Daily Real Estate Bull 3X Shares	0.75%	Direxion Daily Real Estate Bear 3X Shares	0.75%
Direxion Daily Regional Banks Bull 3X Shares	0.75%	Direxion Daily Regional Banks Bear 3X Shares	0.75%
Direxion Daily Retail Bull 3X Shares	0.75%
Direxion Daily Russia Bull 3X Shares	0.75%	Direxion Daily Russia Bear 3X Shares	0.75%
Direxion Daily S&P 500® Bull 3X Shares	0.75%	Direxion Daily S&P 500® Bear 3X Shares	0.75%
Direxion Daily Semiconductor Bull 3X Shares	0.75%	Direxion Daily Semiconductor Bear 3X Shares	0.75%
Direxion Daily Small Cap Bull 3X Shares	0.75%	Direxion Daily Small Cap Bear 3X Shares	0.75%
Direxion Daily South Korea Bull 3X Shares	0.75%	Direxion Daily South Korea Bear 3X Shares	0.75%
Direxion Daily Taiwan Bull 3X Shares	0.75%	Direxion Daily Taiwan Bear 3X Shares	0.75%
Direxion Daily Technology Bull 3X Shares	0.75%	Direxion Daily Technology Bear 3X Shares	0.75%
Direxion Daily Thailand Bull 3X Shares	0.75%	Direxion Daily Thailand Bear 3X Shares	0.75%
Direxion Daily TIPs Bull 3X Shares	0.75%	Direxion Daily TIPs Bear 3X Shares	0.75%
Direxion Daily Total Bond Market Bull 3X Shares	0.75%
Direxion Daily Total Market Bull 3X Shares	0.75%	Direxion Daily Total Market Bear 3X Shares	0.75%
Direxion Daily Turkey Bull 3X Shares	0.75%	Direxion Daily Turkey Bear 3X Shares	0.75%
Direxion Daily Junior Gold Miners Bull 3X Shares	0.75%	Direxion Daily Junior Gold Miners Bear 3X Shares	0.75%
Direxion Daily Silver Miners Bull 3X Shares	0.75%	Direxion Daily Silver Miners Bear 3X Shares	0.75%
Direxion Daily FTSE Europe Bull 3X Shares	0.75%	Direxion Daily FTSE Europe Bear 3X Shares	0.75%
Direxion Daily Japan Bull 3X Shares	0.75%	Direxion Daily Japan Bear 3X Shares	0.75%
Direxion Daily Mexico Bull 3X Shares	0.75%	Direxion Daily Mexico Bear 3X Shares	0.75%
Direxion Daily China A Share Bull 3X Shares	0.75%
Direxion Daily MSCI European Financial Bull 3X Shares	0.75%	Direxion Daily MSCI European Financial Bear 3X Shares	0.75%
Direxion Daily Homebuilders Bull 3X Shares	0.75%	Direxion Daily Homebuilders Bear 3X Shares	0.75%
Direxion Daily European Emerging Market Debt Bull 3X Shares	0.75%	Direxion Daily European Emerging Market Debt Bear 3X Shares	0.75%
Direxion Daily Euro STOXX 50 Bull 3X Shares	0.75%	Direxion Daily Euro STOXX 50 Bear 3X Shares	0.75%

Last Updated: May 8, 2014